UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2025

BIT DIGITAL, INC.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-38421	98-1606989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31 Hudson Yards, Floor 11, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 463-5121

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, $.01 par value	BTBT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 18, 2025, the wholly-owned Canadian subsidiaries of Bit Digital Inc.’s (the “Company”) wholly-owned subsidiary WhiteFiber Inc. (“WhiteFiber”) entered into a definitive credit agreement (the “Facility”) with the Royal Bank of Canada (“RBC”). The Facility provides for an aggregate of up to approximately USD $43.9 million of financing (based on the CAD/U.S.$ rate of exchange of CAD1.00/U.S.$0.7308, as reported by Bloomberg on June 18, 2025). The proceeds are to be used primarily to refinance the buildout of WhiteFiber’s Tier-3 AI data center at 7300 Trans Canada Highway, Pointe-Claire, Quebec (“MTL-2”) as well as USD $5.8 million of revolving term financing (the “Revolver”) (based on the CAD/U.S.$ rate of exchange of CAD1.00/U.S.$0.7308, as reported by Bloomberg on June 18, 2025). The Facility is among RBC and WhiteFiber’s subsidiary Enovum Data Center Corp. and its subsidiaries (collectively “Enovum”) and is a non-recourse to WhiteFiber and Bit Digital. Enovum entered into a three-year USD $18.5 million non-revolving lease facility to finance specific equipment costs, including related installation costs, building improvements and soft costs, and/or sale and leasing of existing equipment. The lease facility provides for straight-line amortization of six years and capital moratorium of six months after disbursement is complete. RBC may cancel any unutilized portion of the facility after March 31, 2026. The interest rate is fixed based on the rental rate determined by RBC for the three-year term of the lease.

As part of the Facility, Enovum entered into a three-year USD $19.6 million (based on the CAD/U.S.$ rate of exchange of CAD1.00/U.S.$0.7308, as reported by Bloomberg on June 18, 2025) non-revolving real estate term loan facility. The purpose of this facility is to refinance the Company’s purchase of MTL-2. The interest rate is to be determined at the time of borrowing, or a floating interest rate ranging from RBP plus 0.75% to CORRA (“Canadian Overnight Repo Rate Average”) plus 250 bps. Payment of principal and interest is due 30 days after drawdown and is repayable in full on the last day of the three-year term.

The Revolver is being provided by RBC by way of Letters of Credit and Letters of Guaranty with fees to be determined on a transaction by transaction basis. This facility will be available for the 36 month term subject to the issuance of the EDC (Export and Development Canada) Performance Security Guaranty in the amount of USD $5.8 million (based on the CAD/U.S.$ rate of exchange of CAD1.00/U.S.$0.7308, as reported by Bloomberg on June 18, 2025) and other related supporting documents.

Enovum agreed to certain financial covenants included maintaining on a combined basis between MTL-1 and MTL-2: fixed charge coverage of not less than 1.20:1 and a ratio of Net Funded Debt to EBITDA of not greater than 4.25:1 and decreasing to 3.50:1 from December 31, 2027.

The foregoing is a summary of the material terms and conditions of the Facility and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Facility which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

The buildout of MTL-2 is expected to be completed and MTL-2 is expected to be operational in the fourth quarter of 2025. In addition, WhiteFiber’s leased data center site in Saint-Jérôme, Québec (“MTL-3”) is being retrofitted to Tier-3 data center standards and, subject to receipt of all required permits, is expected to be operational in the fourth quarter of 2025. WhiteFiber is aggressively pursuing its development pipeline and expects to add 12 MW (gross) of capacity, inclusive of the MTL-2 and MTL-3 sites, for total capacity of approximately 16 MW (gross), by the end of 2025. Furthermore, WhiteFiber is retrofitting its recently acquired former industrial facility located outside of Greensboro, NC (“NC-1”) to Tier-3 data center standards. The initial 24 MW (gross) capacity at NC-1 is expected to be online in the first quarter of 2026. WhiteFiber is targeting total aggregate data center capacity of 76 MW (gross) by the end of 2026, largely underpinned by assets under WhiteFiber’s control, as well as WhiteFiber’s 1,300 MW pipeline of potential new data center projects (as of May 30, 2025). WhiteFiber’s ability to achieve its targeted MW capacity is conditioned upon its ability to obtain additional financing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Safe Harbor Statement

This Current Report on Form 8-K (this “Current Report”) may contain certain “forward-looking statements” relating to the business of Bit Digital, Inc., and its subsidiary companies . All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “intends,” “expects,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 24, 2025	Bit Digital, Inc.
(Registrant)

	By:	/s/ Sam Tabar
	Name:	Sam Tabar
	Title:	Chief Executive Officer

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